As filed with the Securities and Exchange Commission on August 11, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Emdeon Inc.
(Exact name of registrant as specified in its charter)

Delaware	7374	20-5799664
(State or other jurisdiction of	(Primary Standard Industrial	(IRS Employer
incorporation or organization)	Classification Code Number)	Identification Number)
3055 Lebanon Pike, Suite 1000
Nashville, TN 37214
(615) 932-3000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Gregory T. Stevens, Esq.
Executive Vice President, General Counsel and Secretary
3055 Lebanon Pike, Suite 1000
Nashville, TN 37214
(615) 932-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

John C. Kennedy, Esq. Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019-6064 (212) 373-3000	Michael Kaplan, Esq. Davis, Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☑ 333-153451
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Securities to be Registered	Registered(1)(2)	Share	Price (3)	Registration Fee
Class A common Stock, $0.00001 par value per share	2,587,500	$15.50	$40,106,250	$2,238

(1)	The 2,587,500 shares of Class A common stock being registered in this Registration Statement are in addition to the 24,667,500 shares of Class A common stock registered pursuant to the registrant’s Registration Statement on Form S-1 (File No. 333-153451).

(2)	Including 337,500 shares of Class A common stock which may be purchased by the underwriters to cover over-allotments, if any.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
          This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

PART II
Item 16. Exhibits and Financial Statement Schedules
SIGNATURES
INDEX TO EXHIBITS
EX-5.1
EX-23.1

EXPLANATORY NOTE
     This registration statement is being filed pursuant to Rule 462(b) (“Rule 462(b)”) and General Instruction V of Form S-1, both as promulgated under the Securities Act of 1933, as amended. Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-1 (File No. 333-153451) of Emdeon Inc. (the “Registrant”), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission (the “Commission”) on August 11, 2009, are incorporated by reference into this registration statement.
     The Registrant hereby certifies that it (i) has instructed its bank to transmit to the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business on August 12, 2009), (ii) will not revoke such instructions, (iii) has sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) will confirm receipt of such instructions by its bank during the bank’s regular business hours no later than August 12, 2009.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16. Exhibits and Financial Statement Schedules.
          All exhibits filed with or incorporated by reference in Registration Statement No. 333-153451 are incorporated by reference into, and shall be deemed to be a part of, this registration statement, except for the following, which are filed herewith.

Exhibit
Number	Description of Exhibit

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to the legality of the shares registered hereunder.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form S-1 of Emdeon Inc. (Registration No. 333-153451)).

24.2	Power of Attorney of Dinyar S. Devitre (incorporated by reference to Exhibit 24.2 to Amendment No. 1 to the Registration Statement on Form S-1 of Emdeon Inc. (Registration No. 333-153451)).

24.3	Power of Attorney of Philip M. Pead (incorporated by reference to Exhibit 24.3 to Amendment No. 2 to the Registration Statement on Form S-1 of Emdeon Inc. (Registration No. 333-153451)).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 11, 2009.

EMDEON INC.
By:	/s/ George I. Lazenby
George I. Lazenby
Chief Executive Officer and Director

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on August 11, 2009, by the following persons in the capacities indicated.

Signature	Title

/s/ George I. Lazenby George I. Lazenby	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Bob A. Newport, Jr.	Chief Financial Officer
Bob A. Newport, Jr.	(Principal Financial and Accounting Officer)

* Tracy L. Bahl	Executive Chairman

* Mark F. Dzialga	Director

* Jonathan C. Korngold	Director

* Philip U. Hammarskjold	Director

* Jim D. Kever	Director

* Allen R. Thorpe	Director

* Dinyar S. Devitre	Director

* Philip Pead	Director

*By:	/s/ Gregory T. Stevens Gregory T. Stevens, Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to the legality of the shares registered hereunder.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form S-1 of Emdeon Inc. (Registration No. 333-153451)).

24.2	Power of Attorney of Dinyar S. Devitre (incorporated by reference to Exhibit 24.2 to Amendment No. 1 to the Registration Statement on Form S-1 of Emdeon Inc. (Registration No. 333-153451)).

24.3	Power of Attorney of Philip M. Pead (incorporated by reference to Exhibit 24.3 to Amendment No. 2 to the Registration Statement on Form S-1 of Emdeon Inc. (Registration No. 333-153451)).